Exhibit 99.2

                                  News Release

June 30, 2000                                Symbols: WIZ - CDNX
                                             WIZZF - OTC BB

WSI INTERACTIVE ANNOUNCES PRIVATE PLACEMENT COMPLETE

Further to WSi Interactive's news release of June 23rd, WSi is pleased to announce that it has today, June 30th, closed its private placement for 1,781,000 units at $0.73 each, raising gross proceeds of $1,300,130. Each unit consists of one share and one warrant to buy one share at $0.91 for a period of two years.

The shares and the shares that will be acquired on the exercise of the warrants are subject to a hold period of four months from June 30, 2000. No finder's fee is payable in respect of this placement.

Investor Relations Toll Free: 1-888-388-4636
Website:  www.ws-i.com

ON BEHALF OF THE COMPANY
"Theo Sanidas"
Theo Sanidas, President